Tompkins Financial Corporation 8-K
EXHIBIT 99.1

For more information contact: Stephen S. Romaine, President & CEO or Francis M. Fetsko, CFO Tompkins Financial Corporation 607. 273.3210
Robert D. Davis, President & CEO or Edward C. Barrett, CFO VIST Financial Corp. 610.603.7251

For Immediate Release
Date: January 26, 2012

TOMPKINS FINANCIAL CORPORATION AND VIST FINANCIAL CORP ANNOUNCE MERGER AGREEMENT
Merger Will Expand Tompkins Financial into Southeastern Pennsylvania

Ithaca, NY and Wyomissing, PA: Tompkins Financial Corporation (NYSE-AMEX:“TMP”) and VIST Financial Corp (NASDAQ: “VIST”) announced today that they have entered into a definitive merger agreement under which Tompkins Financial will acquire VIST Financial Corp.  Based on the average of the closing prices of Tompkins Financial common stock for the 20 trading days ending January 24, 2012, the all stock transaction is valued at approximately $86.0 million at the time of signing the merger agreement, or $12.50 per VIST common share.   Under the terms of the merger agreement, VIST shareholders will receive 0.3127 shares of Tompkins Financial common stock for each share of VIST common stock held, subject to adjustment as more fully described later in this release.

Excluding one-time merger expenses, Tompkins Financial expects the transaction to be accretive to earnings per share in the first year and into the future.  When the transaction is completed, Tompkins Financial will have approximately $4.8 billion in assets, $3.8 billion in deposits, and $2.9 billion in loans, with 67 banking offices.  VIST Bank will operate as a subsidiary of Tompkins Financial with a separate banking charter, local management team, and local Board of Directors.  Robert D. Davis will continue as President and CEO of VIST Bank.

“The merger with VIST is very consistent with Tompkins’ long-term growth strategy,” said Stephen S. Romaine, President and CEO of Tompkins Financial.  “It gives Tompkins the opportunity to expand into one of the most attractive markets in the mid-Atlantic region with established locations and experienced staff.  Although southeastern Pennsylvania will be a new region for Tompkins, the communities served by VIST have similar demographics to markets we serve in New York State, where Tompkins Financial’s integrated financial services model has been well received.  VIST is located about the same distance from our headquarters in Ithaca as our Mahopac National Bank affiliate in NY’s Hudson Valley region, which has grown substantially since joining Tompkins in 2000.”

“The affiliation with Tompkins will present opportunities for VIST customers and shareholders,” said VIST Financial President and CEO Robert D. Davis. “I am very pleased with the chemistry between the two organizations.  Both have a rich history of serving our clients as a trusted advisor and serving our communities as an outstanding corporate citizen.”  Davis continued, “Partnering with Tompkins will bring increased financial services capabilities for our clients, while enabling VIST to continue our local identity as an independent bank serving our community for more than a century.  VIST shareholders will receive an attractive premium to the recent market price and the opportunity to invest in one of the region’s premier financial services companies with a strong record of growth in dividends and earnings.”

The Boards of Directors of both companies have approved the transaction, which is expected to close early in the third quarter of 2012, subject to required regulatory approvals and other customary conditions, including required shareholder approval.  It is expected that VIST’s outstanding Series A preferred stock and related warrants held by the U.S. Treasury under the TARP Capital Purchase Program will be retired prior to closing.

Transaction Summary
The transaction is designed to deliver profitable growth while maintaining superior credit quality and a well-capitalized balance sheet.

-	Selected data for the combined entity on a pro-forma basis as of December 31, 2011:
▪	Assets: $ 4.8 billion
▪	Loans: $ 2.9 billion
▪	Deposits: $ 3.8 billion
▪	Branches: 67 in NY State and Southeastern PA
▪	Maintain “well-capitalized” status under all regulatory definitions

-	Selected terms and metrics associated with the transaction
▪	Purchase price of $12.50 in a 100% stock transaction, representing an exchange ratio of 0.3127 based on the 20 day average closing price for Tompkins of $39.98 as of January 24, 2012.
▪
The exchange ratio is subject to adjustment based on the average of the closing prices of Tompkins Financial common stock for the 20 business days ending three business days prior to the VIST shareholder meeting called to consider the merger agreement (the “Average Closing Price”). If the Average Closing Price is more than $43.98, the Exchange Ratio shall be 0.2842; and if the Average Closing Price is less than $35.98, the Exchange Ratio shall be 0.3475.

▪	Total transaction value of approximately $86.0 million
▪	Tangible book value multiple of 1.18x before purchase accounting adjustments
▪	1.5% core deposit premium

Macquarie Capital acted as financial advisor to Tompkins Financial Corporation, and Harris Beach PLLC served as legal adviser to Tompkins. Stifel Nicolaus Weisel acted as financial advisor to VIST Financial Corp., and Stevens & Lee P.C. acted as legal adviser to VIST.

About Tompkins Financial Corporation
Tompkins Financial Corporation is a financial services company with $3.4 billion in assets serving the Central, Western, and Hudson Valley regions of New York State.  Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and Tompkins Financial Advisors.  Each Tompkins Financial subsidiary operates with a community focus and local decision-making, meeting the unique needs of the customers and communities it serves.   Founded in 1836, Tompkins has a strong record of creating long-term value for shareholders, clients and communities.   For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

About VIST Financial Corp
Headquartered in Wyomissing, PA, VIST Financial Corp is a financial services company with $1.4 billion in assets, $1.2 billion in deposits and $960 million in loans.  It is parent to VIST Bank, VIST Insurance, and VIST Capital Management.  VIST Bank operates as a community bank with 21 branch offices in southeastern Pennsylvania, serving Berks, Montgomery, Philadelphia, Chester, Delaware and Schuylkill Counties.  For more information on VIST Financial Corp, visit www.vistfc.com.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Tompkins Financial and VIST Financial intend to file with the SEC a joint proxy statement/prospectus and other relevant materials in connection with the merger. The joint proxy statement/prospectus will be mailed to the shareholders of Tompkins Financial and VIST Financial. Investors and security holders of Tompkins Financial and VIST Financial are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about, Tompkins Financial, VIST Financial and the merger.

In connection with the proposed merger, Tompkins Financial will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for Tompkins Financial and VIST Financial, which will also constitute a prospectus of Tompkins Financial. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Tompkins Financial or VIST Financial with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VIST Financial by contacting  VIST Financial Corp., 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610, Attention: Corporate Secretary or from VIST Financial’s Web site at www.vistfc.com.  Investors and security holders may obtain free copies of the documents filed with the SEC by Tompkins Financial by contacting Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY   14851,  Attention:  Corporate Secretary, or from Tompkins Financial’s web site at www.tompkinsfinancial.com.

Tompkins Financial, VIST Financial and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Tompkins Financial and VIST Financial in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Tompkins Financial and VIST Financial in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Tompkins Financial in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 13, 2011. You can find information about VIST Financial’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on March 22, 2011.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

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Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Tompkins Financial and VIST Financial with the SEC from time to time. Neither Tompkins Financial nor VIST Financial undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Tompkins Financial orVIST Financial.

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